SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): April 1, 2005


                                     REFAC
            (Exact name of registrant as specified in its charter)


           DELAWARE                    001-12776             13-1681234
---------------------------------- ------------------- -----------------------
 (State or other jurisdiction of       (Commission         I.R.S. Employer
 incorporation or organization)        File Number)      Identification No.)


         ONE BRIDGE PLAZA, FORT LEE, NEW JERSEY                   07024
---------------------------------------------------------- ---------------------
        (Address of principal executive offices)                (Zip Code)


                                (201) 585-0600
        -------------------------------------------------------------
             (Registrant's telephone number, including area code)


                                     None
       ----------------------------------------------------------------
             (Former name, former address and former fiscal year,
                         if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b)
        under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c)
        under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On April 1, 2005, the Registrant entered into Employment Agreements (together, the "Agreements") with each of Robert L. Tuchman, its chief executive officer, president and general counsel, and Raymond A. Cardonne. Jr., its senior vice president and chief financial officer (each, an "Executive"). Pursuant to the Agreements, Messrs. Tuchman and Cardonne will be paid base salaries of $325,000 and $200,000 per annum, respectively, throughout the term of the Agreements which in each case commenced on April 1, 2005 and will extend through December 31, 2006. In the event of a termination of employment by the Registrant without Cause (as defined in the Agreements) or by the Executive for Good Reason (as defined in the Agreements), the Executive will be entitled to receive a lump sum payment equal to the sum of his base salary through the end of the term plus any accrued or deferred compensation. In addition, the Registrant will provide the Executive with continued life, health and welfare benefits, and, in Mr. Tuchman's case, an automobile fringe benefit, until the earlier of the end the term or until the Executive receives similar benefits from a subsequent employer. Upon a termination of employment for Cause or as a result of the Executive's death, the Executive shall be entitled to receive any accrued or deferred compensation through the date of termination of employment. If, during the term, the Executive is unable to perform his duties as a result of a disability, then the Executive will continue to receive his full salary until his employment is terminated, provided that such payments will be reduced by the amounts, if any, paid to the Executive under any disability plan of the Registrant or Social Security disability insurance. Following the termination of the Executive's employment as a result of disability, the Executive shall be entitled to receive any accrued or deferred compensation through the date of termination of employment plus any benefits under the Registrant's disability policies.

Concurrent with the execution of the Agreements, Messrs. Tuchman and Cardonne received options to purchase 100,000 and 50,000 shares of the Registrant's common stock, respectively, each of which was one-third vested on the date of grant with an additional one-third scheduled to vest on each of April 1, 2006 and April 1, 2007. Notwithstanding the vesting schedule, in the event that the Executive's employment terminates for Good Reason, without Cause, upon death or disability or on or after the expiration of the term of the Agreements, then the option shall immediately become fully vested and shall remain exercisable for the remainder of the term of the option (except that upon a termination for Good Reason solely as a result of a Change in Control, as defined in the Agreements, the option will remain exercisable for one year following the date of termination of employment). Upon a termination of the Executive's employment by the Registrant for Cause, the option will terminate immediately whether vested or unvested.

The Agreements provide for a non-compete covenant that restricts each Executive from engaging in certain defined competitive activities for one year following the Executive's termination of employment irrespective of the reason for such termination.

Copies of the Agreements and stock option agreements are filed herewith as exhibits.


Item 9.01  Financial Statements and Exhibits.

(c)      Exhibits.

See Exhibit Index below.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       REFAC

Dated: April 6, 2005                         By: /s /Raymond A. Cardonne, Jr.
                                             ----------------------------------
                                             Name:   Raymond A. Cardonne, Jr.
                                             Title:  Senior Vice President and
                                                     Chief Financial Officer

                           EXHIBIT INDEX
Exhibit
   No.      Description
-------     -----------
10.1   Employment Agreement with Robert L. Tuchman, dated April 1, 2005
10.2   Employment Agreement with Raymond A. Cardonne, Jr., dated April 1, 2005
10.3   Stock Option Agreement with Robert L. Tuchman, dated April 1, 2005
10.4   Stock Option Agreement with Raymond A. Cardonne, Jr., dated April 1, 2005